EXHIBIT 99.1

INTERNATIONAL ABSORBENTS INC

1993 STOCK OPTION PLAN – US PARTICIPANTS

     1.     Purpose.

     (a)  The purpose of the International Absorbents Inc. 1993 Stock Option Plan – US Participants (the “Plan”) is to provide a means whereby employees, directors, officers and independent consultants and advisers of International Absorbents Inc. (the “Company”) or any parent, subsidiary or affiliate of the Company, who are residents of the United States of American (“Participants”) may be given an opportunity to purchase the Common Shares of the Company.

     (b)  The Company, by means of the Plan, seeks to provide for itself or any parent, subsidiary or affiliate of the Company a means to attract and retain the best available persons for positions of substantial responsibility and to provide certain key employees with an additional incentive to contribute to the success of the Company.

     (c)  Subject to the laws of the Province of British Columbia and of Canada, some or all of the options granted hereunder are intended to qualify as “incentive stock options” as that term is used in Section 422(b) of the United States of America (“US”) Internal Revenue Coed of 1986, as amended (the “Code”). Non qualified stock options may also be granted under the Plan.

     (d)  The word “Affiliate”, as used in this Plan, means Absorption Corp., a Nevada corporation, and any other subsidiary corporation of the Company as defined in Section 424(f) of the Code, or a Parent corporation as defined in Section 424(e) of the Code. For purposes of this Plan, the term “exercisable” (or any derivative of such term) means the date on which an option granted under the

Plan (or any portion of such option) is no longer subject to any restrictions on its exercise, such as (but not limited to) remaining as an employee, consultant or adviser of the Company for a certain period of time or holding or vesting requirements.

     (e)  The Company is a British Columbia corporation. Its Common Shares are traded on The American Stock Exchange (“Amex”). The Plan is intended to qualify as a US SEC Rule 16b-3 Plan for the benefit of Participants who, from time to time, may become subject to the US “insider” reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act.”).

     2.     Administration.

     (a)  The Plan shall be administered by the Board of Directors (the “Board”) of the Company whose members shall be “disinterested persons” as that term is defined in subsection 2(d) below unless the Board elects to delegate the administration of the Plan to a committee pursuant to subsection 2(c) below.

     (b)  Subject to the applicable laws of British Columbia, Canada, the Board shall have the power, subject to, and within, the limits of the express provisions of the Plan:

(1) To determine from time to time which of the Participants shall be granted options under the Plan; the nature of the option; the term of each option granted; subject to section 7 of the Plan, the time or times during the term of each option within which all or portions of each option may be exercised by the option holder; and the number of shares which may be purchased pursuant to each option granted.

(2) To construe and interpret the Plan and options granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or in any option agreement (entered into between the Company and a Participant) in a manner and to the extent the Company shall deem necessary or expedient to make the Plan fully effective.

(3) To prescribe the terms and provisions of each option granted (which need not be identical).

(4) To amend the Plan, as provided in section 9 below.

(5) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to administer the Plan or promote the best interests of the Company. All decisions, determinations and interpretations of the Board shall be final and binding on all optionees.

     (c)  the Board, by written resolution, may delegate administration of the Plan (including, without limitation, the Board’s powers under subsection 2(b)) to a committee composed of not less than two (2) members of the Board, provided all members of the committee are “disinterested persons” as defined in subsection 2(d) below.

(1) If the administration of the Plan is delegated to a committee, the committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to written resolutions (if any) or constraints, not inconsistent with the provisions of the Plan, adopted from time to time by the Board. The committee shall not delegate the administration of the Plan to anyone. The Board may from time to time remove members from, or add members to, the committee, and vacancies on the committee shall be filled by the Board. The addition of new members to, or filling of vacancies on, the committee shall be subject to the “disinterested person” requirement set forth in the first sentence of this subsection 2(c).

(2) The Board at any time by written resolution may abolish the committee. Upon the abolition of the Committee, the day-to-day administration of the Plan shall, immediately and without any other action on the part of the Board, revest in the Board. All decisions, determinations and interpretations of the committee shall be final and binding on all optionees, subject to any powers reserved by the Board by written resolution with respect to the Plan. The committee, if appointed pursuant to subsection 2(c), shall report to the Board the names of the Participants whom have been granted options, the number of shares covered by each option and the terms and conditions of each option granted under the Plan.

     (d)  The term “disinterested person” used in this section 2 of the Plan means an administrator of the Plan, whether a member of the Board or the committee, who satisfies the following criteria:

(1) During the one year prior to his or her service as an administrator of the Plan, such person was not granted or awarded any option to purchase shares of Common Shares of the Company pursuant to the Plan, or any other plan of the Company or of its affiliates; and

(2) During his or her service as an administrator of the Plan, except as provided in US SEC Rule 16b-3, such person is not granted or awarded any option to purchase any Common Shares of the Company pursuant to the Plan, or any other plan of the Company or of its affiliates.

     3.     Shares Subject to Plan and to Options.

     Subject to the provisions of section 8 (relating to adjustments upon changes in stock), the Common Shares which may be sold pursuant to options granted under the Plan shall not exceed, in the aggregate, 487,500 shares of the Company’s authorized, unissued Common Shares and may be unissued shares reacquired by the Company upon the termination, cancellation or expiration of options granted under the Plan, or shares bought on the market for the purposes of issuance under the Plan.

     (b)  The limitation set forth in this subsection 3(b) applies only to Participants to whom incentive stock options are granted or awarded under this Plan. The aggregate fair market value of the Common Shares with respect to which the options granted under the Plan are exercisable for the first time by a Participant during any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 US. The aggregate fair market value of the shares underlying the granted option shall be determined as of the option grant date, without regards to any restriction other than a restriction which by its terms will never lapse. If the fair market value of the Common Shares with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the options for the first $100,000 worth of Common Shares to become exercisable in such calendar year shall be incentive stock options and the options for the amount in excess of $100,000 that becomes exercisable in that calendar year shall be non qualified stock options. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the fair market value of the Common Shares permitted to be subject to incentive stock options, such different limit shall be incorporated herein and shall apply to any options granted after the effective date of such amendment.

     4.     Eligibility.

     (a)  Options under the Plan may only be awarded or granted to Participants whom are US residents. Non qualified stock options may be granted to employees, officers, directors, independent consultants and advisers of the Company or any parent, subsidiary or affiliate of the Company as long as such consultants and advisers render bona fide services not in connection the offer and sale of securities in a capital-raising transaction. Non qualified stock options may also be granted to certain employees of a person providing management services to the Company. Incentive stock options may be granted only to a Participant who is full or part time employee, including officers and directors, of the Company or any Parent, Subsidiary of Affiliate of the Company.

     (b)  The limitations set forth in this section 4(b) apply only to incentive stock options. No option may be granted to an eligible Participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the company or any Parent, Subsidiary or Affiliate of the Company unless the option price is at least 110% of the fair market value of the Common Shares subject to the option and the term of the option does not exceed five (5) years from the date the option is granted.

     (c)  A participant may be granted more than one award under this Plan.

     (d)  The Company, from time to time, also may assume outstanding options granted by another company or otherwise, by either:

(i) granting an option under this Plan in replacement of the option assumed by the Company, or

(ii) treating the assumed option granted as if it had been granted under this Plan if the terms of such assumed option could be applied to an option granted under this Plan.

     5.     Terms of Option Agreements.

     A written stock option agreement shall be entered into by the Company and each respective option holder. Each option agreement shall be subject to the terms of the Plan and shall be in such form and shall contain such other terms and conditions as the Board or the committee from time to time shall deem appropriate, subject to applicable laws and regulations of British Columbia, Canada and US (federal and state), section 7 of this Plan and the following limitations:

     (a)  Provided the five (5) year option term limitation set forth in subsection 4(b) is inapplicable, the term of any option granted under the Plan shall not be greater than ten (10) years from the date it was granted.

     (b)  The purchase price of the Common Shares under each incentive stock option shall be an amount at least equal to the fair market value of the Common Shares (subject to the option) on the date the option is granted (i.e. “option grant date”), subject to the purchase price requirements set forth in subsection 4(b). The purchase price of the Common Shares under each non qualified stock option shall be an amount equal to no less than eighty-five percent (85%) of the fair market value of the Common Shares (subject to the option) on the date the option is granted.

     (c)  No option issued under the Plan shall be transferable by the option holder otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder and allowed by Section 424(c)(4) of the Code. An option is exercisable only by the option holder or, upon his death, the option holder’s legal guardian or representative.

     (d)  No option granted under the Plan (or any portion thereof) to any Participant who is subject to Section 16 of the Exchange Act shall be exercisable prior to seven (7) months after the grant date of the option. Options (or any portion thereof) granted to Participants who are not subject to Section 16 shall not be exercisable prior to ninety (90) days after the grant date of the option.

     (e)  Incentive stock options may be exercised in any order the optionee deems appropriate. The annual $100,000 limitation set forth in subsection 3(b) for incentive stock options shall apply in each calendar year a respective option first becomes exercisable. The options shall be considered, for purposes of their annual limitations, in the order in which they were granted.

     (f)  For purposes of securities laws compliance, upon the advice of legal counsel, appropriate legends and/or transfer restrictions shall be included in the stock option agreements and/or stock certificates.

     6.     Payment and Loans Upon Exercise.

     (a)  The purchase price of the Common Shares subject to an option shall be paid either in full at the time the option is exercised or pursuant to any deferred payment arrangement that only the Board (and not the committee) in its discretion may approve.

     (b)  Subject to applicable laws of British Columbia, Canada and the Company’s Altered Memorandum and Articles, as amended, the Company may make loans to individual optionees,

including officers, on such terms as may be approved by only the Board (and not the committee) for the purpose of financing the exercise of options granted under the Plan and the payment of any taxes that may be due in respect of such exercise.

     (c)  In addition, if and to the extent authorized by the Board (and not the committee), optionees may make all or any portion of any payment due to the Company upon exercise of an option by rendering bona fide services to the Company or any parent, subsidiary or affiliate of the Company or by the delivery of any property (including Common Shares of the Company) other than cash, so long as such services or property constitutes valid consideration for the stock under applicable laws of British Columbia, Canada and the services or property has a readily ascertainable fair market value.

     7.     Exercise of Options.

     (a)  Exercise of Options During Period of Employment: Each option granted under this Plan shall be exercisable at such times and under such conditions as may be determined by the Board (or the committee) at the time of the grant of the option and as shall be permissible under the provisions of the Plan.

     (b)  Exercise of Options Upon Termination of Employment: In the event an option holder’s employment with the Company or any parent, subsidiary or affiliate of the Company is terminated, the option holder’s rights to acquire the Common Shares under options granted under the Plan shall be as set forth below.

(1) Termination for Other Than Disability, Etc. If an optionee ceases to be employed by the Company or any parent, subsidiary or affiliate of the Company for any reason other than for disability, cause, misconduct, retirement or death, such optionee’s option, or any unexercised portion thereof, shall terminate three (3) months after the termination date of the optionee’s employment. During such three (3) month period, the optionee may exercise any unexercised option or portion thereof granted to him, but only to the extent such option or portion thereof was exercisable on the date of termination of his or her employment. The decision as to whether a termination for a reason other than disability, cause, misconduct or retirement or death has occurred shall be made by the Board (or the committee), whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved in writing by the Company.

(2) Disability. If an optionee ceases to be employed by the Company or any parent, subsidiary or affiliate of the Company by reason of disability (within the meaning of Section 22(e)(3) of the Code), such optionee’s options, or any unexercised portion thereof, shall terminate twelve (12) months after the termination date of the optionee’s employment. The decision as to whether a termination by reason of disability has occurred shall be made by the Board (or the committee), whose decision shall be final and conclusive.

(3) Termination for Cause and/or Misconduct. If an optionee’s employment is terminated for cause and/or misconduct, such optionee’s option shall terminate immediately effective as of the date of termination of the optionee’s employment; provided, however, the Board (or the committee) may, in its sole discretion, within thirty (30) days of the optionee’s employment termination, waive the expiration of the option by giving written notice of such waiver to the optionee at the optionee’s last known address. If the waiver is given, the optionee may exercise the option only to the extent, during the time, and upon the other terms and conditions applicable to an optionee who ceased to be employed by the Company or any parent, subsidiary or affiliate of the Company for a reason other than disability, cause, misconduct, retirement or death. The determination of the Board (or the committee) on whether a termination is for cause and/or misconduct shall be made in good faith and shall be final and conclusive.

(4) Retirement. If prior to the expiration date of his option, an optionee shall retire with the consent of the Company or any parent, subsidiary or affiliate of the Company, such option or any unexercised portion thereof, to the extent exercisable as of the optionee’s retirement date, may be exercised within three (3) months of retirement, in the same manner as if the optionee had continued in the employ of the Company or any parent, subsidiary or affiliate of the Company.

(5) Death of an Optionee. If an optionee dies at any time when he is entitled to exercise an option, the option shall not terminate due to his death and, prior to the expiration of the option by its terms, the option may be exercised by his executor or administrator or the person or persons to whom the option is transferred by will or applicable laws of descent and distribution but only to the extent the options were exercisable on the date the optionee ceased to be employed by the Company, or any parent, subsidiary or affiliate of the Company due to his death.

     8.     Adjustment Upon Changes in Stock; Reorganizations of the Company.

     (a)  In the event of any change in the outstanding Common Shares of the Company as a result of one or more stock splits or readjustments, stock dividends, or other increases or reductions of the number of shares outstanding without compensation therefor in money, resources or property, the remaining shares available under the Plan and the shares subject to each outstanding option and the exercise prices shall be approximately adjusted by the Board (or the committee) to reflect such changes; provided, however, that an adjustment in the exercise price shall be made in such a manner as not to constitute a “modification” as such term is defined in Section 424 of the Code. Any adjustments made by the Board (or the committee) shall be conclusive. Neither the Board nor the committee shall make any adjustment in price or substitution in stock that will give any employee additional benefits or an increased aggregate value over the aggregate value available to that employee prior to the price adjustment or stock substitution.

     (b)  The existence of outstanding options hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or to authorize or approve any merger or consolidation of the Company, or to authorize or approve any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares of the Company or the rights thereof, or to authorize or approve the dissolution or liquidation of the Company, or any sale or transfer of all or any of its assets or businesses, or to authorize or approve any other corporate act or proceeding, whether of a similar character or otherwise.

(1) In the event of (i) a voluntary or involuntary dissolution or liquidation of the Company, (ii) merger of the Company into, or consolidation of the Company with, another corporation under circumstances where the Company is not the surviving corporation or (iii) sale or other disposition of substantially all of the Company’s assets to another corporation while unexercised options remain outstanding under the Plan, any unexercised options theretofore granted under the Plan shall be deemed canceled, except as hereinafter provided or to the extent that any agreement or undertaking of any party to any such merger, consolidation or sale, or any plan pursuant to which such dissolution is effected, shall make specific provision with respect to such unexercised options and the rights of such person or persons entitled to exercise such options. If any of the Company’s subsidiaries are completely liquidated or dissolved, or if such corporations cease to be subsidiaries, any unexercised options theretofore granted to optionees employed by such subsidiaries shall be deemed canceled unless such optionee shall become employed by the Company or any parent, subsidiary or affiliate of the Company on the occurrence of the aforementioned events.

(2) If options are to be canceled pursuant to the provisions of subsection (b)(1), (i) notice of the cancellation shall be given to each holder of an option and (ii) each holder of an option shall have the right to exercise such option in full (without regard to any limitations set forth in or imposed pursuant to the Plan) during a 30-day period preceding the effective date of the dissolution, liquidation, merger, consolidation or sale.

     9.     Amendment of the Plan.

     The Board at any time, and from time to time, may amend the Plan, subject to the limitation, however, that, except as provided in section 8 (relating to adjustments upon changes in stock) or as otherwise deemed appropriate by the Board, no amendment shall be effective unless approved, within twelve (12) months before or after the date of the amendment’s adoption, by the vote or written consent of a majority of the outstanding shares of the Company entitled to vote where such amendment will:

     (a)  increase the number of shares reserved for options under the Plan;

     (b)  materially increase the benefits accruing to Participants under the Plan; or

     (c)  materially modify the requirements of section 4 as to eligibility for participation in the Plan.

     It is expressly contemplated that the Board may amend the Plan in any respect necessary to provide the Participants with the maximum benefits intended to be provided under the Plan or options granted under it into compliance therewith.

     Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person to whom the option was granted.

     10.     Termination or Suspension of the Plan.

     The Board at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate at the end of ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. An option may not be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

     11.     Securities Laws Compliance; Stockholders’ Approval.

     Options granted and the issuance of the Common Shares upon exercise of the options are intended to be made in compliance with applicable laws and regulations of British Columbia, Canada and the US and the applicable laws and regulations of the US states in which Participants may reside. No Common Shares shall be issued upon the exercise of any option if counsel for the Company determines that the Company has not satisfied any applicable requirements including, but not limited to, registration requirements under the US Securities Act of 1933 or applicable laws of British Columbia, Canada or qualification requirements under applicable US state securities laws. The approval of the Plan was consented to by a majority of the holders of the outstanding shares of the Company’s Common Shares at the July 1993 Annual Meeting of Stockholders and subsequently such further amendments as recommended by the Board of Directors. The effective date shall be the date the Plan was adopted by the Board. No option granted hereunder shall be effective or exercisable by the optionee unless and until the Company’s stockholders have approved the Plan or such amendments.

     12.     No Enlargement of Employee Rights.

     This Plan is purely voluntary on the part of the Company, and nothing in the Plan or any option granted thereunder shall affect the right of the Company or any parent, subsidiary or affiliate of the Company to terminate at any time and for any reason the employment of any employee who has been granted an option.

     13.     Withholding of Taxes.

     The grant of options under this Plan and the issuance of Common Shares pursuant to the exercise of such options is conditioned upon the reservation of the right of the Company or any parent, subsidiary or affiliate of the Company to withhold, in accordance with any applicable law, from any compensation payable to the optionee any taxes required to be withheld by the laws of British Columbia, Canada as a result of the grant or exercise of any such option.

     14.     Reservation of the Common Shares.

     The Company, during the term of this Plan, shall at all times reserve and keep available such number of its Common Shares as shall be sufficient to satisfy the requirements of the Plan.

     15.     Use of Proceeds from Common Shares Purchases.

     Proceeds from the sale of the Common Shares upon exercise of options granted under the Plan shall be used for general corporate purposes.

     16.     Effective Date of Plan.

     The Plan, as amended from time to time, became effective on May 19, 1993.